UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2011

HealthSouth Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of HealthSouth Corporation (the “Company”), originally filed with the Securities and Exchange Commission on November 15, 2011 (the “Initial Filing”). The sole purpose for filing this Form 8-K/A is to correct a typographical error in the Initial Filing. No other changes have been made to the Initial Filing.

ITEM 7.01. Regulation FD Disclosure.

As disclosed in the Initial Filing, the Company will participate in the Lazard Capital Markets Healthcare Conference and the Citi 2011 North American Credit Conference, both in New York City on November 15-16, 2011. In the Initial Filing, the Company made an inadvertent typographical error by referencing “1.0% to 2.0% discharge growth in the second half of 2011.” That statement should have read “1.0% to 2.0% discharge growth in the fourth quarter of 2011.”

Therefore, the Company intends to make the following observation or consideration:

•
Volume. The Company is on track to achieve 1.0% to 2.0% discharge growth in the fourth quarter of 2011, which would bring full-year discharge growth to between 4.9% and 5.2%. This growth is against a strong volume comparison of 5.9% in the fourth quarter of 2010.

The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements contained in this document, the Initial Filing, and the Investor Reference Book attached as Exhibit 99.1 to the Initial Filing which are not historical facts are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, the Company’s plan to repurchase shares of its common stock, the timing or outcome of the HHS-OIG Houston investigation, the Company’s business strategy, its financial plans, its future financial performance, or its projected business results or model, or its projected capital expenditures. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company; significant changes in the Company’s management team; the Company’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and the Company’s response thereto; the Company’s ability to obtain and retain favorable arrangements with third-party payors; the Company’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and our ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including its Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarters ended September 30, 2011, June 30, 2011, and March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

By:		/s/ John P. Whittington
	Name:	John P. Whittington
	Title:	Executive Vice President, General
Counsel, and Corporate Secretary
Dated: November 15, 2011